Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 5.01

Brownstein Hyatt Farber Schreck, LLP

702.382.2101 main

100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

December 3, 2021

Tonix Pharmaceuticals Holding Corp.

26 Main Street, Suite 101
Chatham, New Jersey 07928

To the addressee set forth above:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to such number of shares having an aggregate offering price of up to $80,000,000 (the “Purchase Shares” and together with the Commitment Shares (as defined in the Purchase Agreement), the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to that certain Purchase Agreement, dated as of December 3, 2021 (the “Purchase Agreement”), by and between Lincoln Park Capital Fund, LLC (the “Investor”) and the Company, all as more fully described in the Registration Statement on Form S-3 (File No. 333- 254975) (as amended through and including the date hereof, the “Registration Statement”), including the base prospectus contained therein (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated December 3, 2021, relating to the registration of the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares as contemplated by the Purchase Agreement and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Purchase Agreement and the Registration Statement and the Prospectus.

For purposes of issuing the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws, each as amended to date, (iii) the Purchase Agreement and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

www.bhfs.com

Tonix Pharmaceuticals Holding Corp.
December 3, 2021

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (iv) after any issuance of Purchase Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and if, when and to the extent any Shares are issued and sold in exchange for payment in full to the Company of all consideration required therefor, each in the manner contemplated by the Purchase Agreement, the Registration Statement and the Prospectus, and in accordance with the proceedings described therein, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

Tonix Pharmaceuticals Holding Corp.
December 3, 2021

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Brownstein Hyatt Farber Schreck, LLP